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                                IMAX CORPORATION
                                   EXHIBIT 21
                        SUBSIDIARIES OF IMAX CORPORATION

Significant and other major subsidiary companies of the Registrant, as at December 31, 2005, comprise of the following:

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
                                                        JURISDICTION OF    PERCENTAGE HELD BY
              NAME OF SUBSIDIARY                          ORGANIZATION         REGISTRANT
-------------------------------------------------       ---------------    ------------------
Big Engine Films Inc.                                   Delaware                   100%
David Keighley Productions 70MM Inc.                    Delaware                   100%
IMAX (Netherlands) B.V.                                 Netherlands                100%
IMAX Chicago Theatre LLC                                Delaware                   100%
IMAX II U.S.A. Inc.                                     Delaware                   100%
IMAX Indianapolis LLC                                   Indiana                    100%
IMAX Japan Inc.                                         Japan                      100%
IMAX Minnesota Holding Co.                              Delaware                   100%
IMAX Rhode Island Limited Partnership                   Rhode Island               100%
IMAX Scribe Inc.                                        Delaware                   100%
IMAX Space Ltd.                                         Ontario                    100%
IMAX Theatre Holding Co.                                Delaware                   100%
IMAX Theatre Holdings (OEI) Inc.                        Delaware                   100%
IMAX Theatre Management Company                         Delaware                   100%
IMAX Theatre Services Ltd.                              Ontario                    100%
IMAX U.S.A. Inc.                                        Delaware                   100%
Miami Theatre LLC                                       Delaware                   100%
Nyack Theatre LLC                                       New York                   100%
Parker Pictures Ltd. (formerly Mitey Cinema Inc.)       Ontario                    100%
Ridefilm Corporation                                    Delaware                   100%
RPM Pictures Ltd.                                       Ontario                    100%
Sacramento Theatre LLC                                  Delaware                   100%
Sonics Associates, Inc.                                 Alabama                    100%
Starboard Theatres Ltd.                                 Canada                     100%
Tantus Films Ltd.                                       Canada                     100%
Tantus II Films Ltd.                                    Ontario                    100%
Taurus-Littrow Productions Inc.                         Delaware                   100%
3D Sea II Ltd.                                          Ontario                    100%
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